UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware	77-0057842
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisiton or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 1, 2006, Alliance Semiconductor Corporation (“Alliance”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with PulseCore Holdings (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Buyer”) and PulseCore Semiconductor Corporation, a Delaware corporation and indirectly wholly-owned subsidiary of Buyer (collectively with Buyer, “Buyers”), providing for the sale of substantially all of the assets and certain of the liabilities of Alliance and its affiliates relating to Alliance’s Analog and Mixed Signal business unit for an aggregate of $9.25 million in cash.
     Completion of the transaction is subject to closing conditions, including the sale pursuant to a separate agreement of substantially all of the assets and certain of the liabilities relating to the Analog and Mixed Signal business unit held by Alliance Semiconductor (India) Private Limited, a subsidiary of Alliance, to an indirectly wholly-owned subsidiary of the Buyer to be organized under the laws of India.
     A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1. The foregoing summary of the Asset Purchase Agreement is qualified by the Asset Purchase Agreement in its entirety, which is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information contained under Item 1.01 is incorporated herein by reference. The assets agreed to be sold pursuant to the Asset Purchase Agreement include product rights, intellectual property, equipment, inventories, goodwill, certain contracts and books and records.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated May 1, 2006 by and among Alliance Semiconductor Corporation, PulseCore Holdings (Cayman) Inc. and PulseCore Semiconductor Corporation.

99.1	Press Release dated May 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: May 1, 2006	By:	/s/ Melvin L. Keating
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated May 1, 2006 by and among Alliance Semiconductor Corporation, PulseCore Holdings (Cayman) Inc. and PulseCore Semiconductor Corporation.

99.1	Press Release dated May 1, 2006.